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                                                              EXHIBIT 11.1

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                   FIRST NATIONAL BANCORP AND SUBSIDIARIES

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
                                               Three Months Ended                 Year Ended
                                            ------------------------       -------------------------
                                            December 31, December 31,      December 31, December 31,
                                               1993         1992              1993          1992
                                            -----------  -----------       -----------  ------------
EARNINGS PER SHARE

 Weighted average shares outstanding        15,432,529   15,194,135        15,361,244    15,158,805
                                            ==========   ==========        ==========    ==========

 Net income per share                       $     0.50   $     0.37        $     1.69    $     1.51
                                            ==========   ==========        ==========    ==========

PRIMARY EARNINGS PER SHARE

 Weighted average shares outstanding        15,432,529   15,194,135        15,361,244    15,158,805
 Dilutive stock options                         99,115       83,763            97,908        71,445
                                            ----------   ----------        ----------    ----------
                                            15,531,644   15,277,898        15,459,152    15,230,250
                                            ==========   ==========        ==========    ==========
 Net income per share                       $     0.50   $     0.37        $     1.68    $     1.50
                                            ==========   ==========        ==========    ==========

FULLY DILUTED EARNINGS PER SHARE

 Weighted average shares outstanding        15,432,529   15,194,135        15,361,244    15,158,805
 Dilutive stock options                        102,904      107,338           102,904       107,337
                                            ----------   ----------        ----------    ----------
                                            15,535,433   15,301,473        15,464,148    15,266,142
                                            ==========   ==========        ==========    ==========
  Net income per share                      $     0.50   $     0.37        $     1.68    $     1.50
                                            ==========   ==========        ==========    ==========

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